UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2013

Mobivity Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

58 West Buffalo Road, Suite 200
Chandler, AZ 85225
 (Address of principal executive offices) (zip code)

(866) 622-4261
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

    On July 22, 2013, we appointed Jeff Hasen to serve as our chief marketing officer. The compensation committee of our board of directors also approved the employment agreement between us and Mr. Hasen described below.

    Pursuant to his employment agreement with us, Mr. Hasen has agreed to serve as our chief marketing officer.  Mr. Hasen’s duties and authorities include those typically associated with the office of chief marketing officer and Mr. Hasen has agreed to devote all of his business time to the affairs of our company.  We have agreed to pay Mr. Hasen a base salary $180,000, subject to annual review by the compensation committee of our board of directors.   We have also agreed to pay Mr. Hasen a quarterly bonus of one-quarter of one percent (0.25%) of the gross revenues of our company.  Pursuant to his employment agreement with us, Mr. Hasen is eligible to participate in all benefits, plans, and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to our executive employees.  Mr. Hasen’s employment agreement contains standard provisions concerning noncompetition, nondisclosure and indemnification.

    Pursuant to Mr. Hasen’s employment agreement, we agreed to grant Mr. Hasen an option to purchase 1,669,304 shares of our common stock, over a 4 year period from the date of grant, at an exercise price $0.65 per share.   Options to purchase 834,652 shares of common stock will vest and first become exercisable over a four year period at the rate of 1/48th shares per month commencing on the first month following the date of grant.  Options to purchase the remaining 834,652 shares of common stock will vest and first become exercisable when we realize $20,000,000 of gross revenue over any fiscal year.  Mr. Hasen’s option shall otherwise be on the terms and conditions of our current equity incentive plan.

    In the event Mr. Hasen’s employment with us is terminated by Mr. Hasen for good reason or by us without cause, we shall pay Mr. Hasen, in addition to all other amounts then due and payable, three additional monthly installments of his base salary.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On July 22, 2013, we appointed Jeff Hasen to serve as our chief marketing officer. The compensation committee of our board of directors also approved the employment agreement between us and Mr. Hasen described in Item 1.01 above and filed as Exhibit 10.1 to this Form 8-K.

    Mr. Hasen, age 54, previously served as chief marketing officer of Hipcricket, Inc., a wholly owned subsidiary of Augme Technologies, Inc., from May 2007 until March 2013.  Mr. Hasen has a Bachelor's of Arts degree (1980) in TV/Radio from Brooklyn College

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this report:

Exhibit No.	Description	Method of Filing

10.1	Employment Agreement dated July 22, 2013 between the Registrant and Jeff Hasen	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIVITY HOLDINGS CORP.

August 1, 2013	By:	/s/ Dennis Becker
Dennis Becker, Chief Executive Officer